SQN Asset Income Fund V, L.P.

Portfolio Overview

Second Quarter 2017



Sine Qua Non

Table of Contents

Company Overview

Company:

SQN Asset Income Fund V, L.P.
Formed in Delaware on January 14, 2016
File Number: 3936182

SEC Registered Investment Manager:

SQN Investment Advisors, LLC
Formed in Delaware on March 3, 2016
File Number: 5979403

Company Overview

Our Business:

Our principal investment strategy is to invest in business-essential, revenue-producing (or cost-savings) equipment and other physical assets with high in-place value and long, relative to the investment term, economic life and project financings. We expect to achieve our investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, we may also purchase equipment and sell it directly to our leasing customers.

The life cycle of our fund is divided into three distinct stages: (i) the Offering Period, (ii) the Operating Period and (iii) the Liquidation Period. Our Offering period commenced on August 11, 2016 and will last until the earlier of (i) August 11, 2018, which is two years from the commencement of our Offering Period, unless extended by our General Partner, from time to time, in its sole discretion, by up to an additional 12 months, or (ii) the date that we have raised $250,000,000. We have been approved for sale under Blue Sky regulations in 49 states and the District of Columbia.

Sine Qua Non



Portfolio

As of June 30, 2017, our portfolio consisted of:

Borrower: Western Distribution Services, LLC **Investment Amount:** $1,184,850

Term: 36 months **Asset Collateral:** Warehouse Racking System

Deal Overview:

Investment in business essential warehouse racking that is fundamental to the operation of the Company's new state of the art cold storage facility. The management team has a strong history of successfully operating cold storage facilities in the Seattle-Tacoma metropolitan region of NW Washington. This facility provides both short and long term storage for dry, chilled and frozen goods. It specializes in the storage of goods to be exported out of the United States by air & sea, with a focus on perishable goods such as Alaskan salmon and cherries that are flown to consumer markets in Asia. The equipment has an expected useful life well in excess of the 36 month term.

SUBWAY eat fresh.

Borrower: Shri Shri Corporation, a Subway Franchisee **Investment Amount:** $150,000

Term: 48 months **Asset Collateral:** Furniture Fixtures and Equipment

Deal Overview:

Investment in business essential equipment, fittings and furnishings for a Subway franchise located in Port Washington, New York. With over 26,000 locations, Subway is the largest restaurant chain in the United States and is known for their range of affordable sandwiches. Located within Soundview Marketplace, this established mall location is anchored by well-known tenants including Rite Aid and a new Target. The borrower of the Company has successfully managed multiple Subway locations on Long Island, NY for a decade.

Borrower: Avenues World Holdings, LLC **Investment Amount:** $578,017

Term: 36 months **Asset Collateral:** Information Technology Equipment

Deal Overview:

Investment in business essential classroom IT Equipment for an elite private preparatory school located in New York, NY. All classes are taught utilizing MacBook Air computers and iPads, which are designed to replace textbooks with digital books – amalgamating education and technology on an individual basis according to the student's level and needs. The investment is in equipment that is critical to the implementation and success of this teaching concept. The school's IT department is Apple certified in the repair and service of this equipment with any replacement costs to be borne by the parents of the students in order to ensure the equipment's maintenance through the term of the financing.

Borrower: Hudson Arts & Science Charter School Inc., an iLearn School **Investment Amount:** $357,019

Term: 36 months **Asset Collateral:** School Furniture Fixtures and Equipment

Deal Overview:

Investment in business essential classroom and school equipment to a charter school in New Jersey that is part of the iLearn Schools Network, a non-profit entity that is comprised of multiple separate charter school districts, focusing on the Science, Technology, Engineering, Arts and Math Program (STEAM). The current management team has been successfully operating charter schools in New Jersey since 2007. The equipment collateral has a strong in-place value for the school and a useful life in excess of the financing term. This particular school has been granted a four-year contract to operate through June 30, 2020, exceeding the life of the fund's transaction.

Borrower: ADF Restaurant Group, LLC, a Pizza Hut Franchisee **Investment Amount:** $318,882

Term: 36 months **Asset Collateral:** Pizza Ovens

Deal Overview:

Investment in business essential equipment for one of the nation's largest retail food franchise operations that currently owns and operates 205 Pizza Hut and Kentucky Fried Chicken restaurants in the Northeast and Mid-Atlantic regions of the United States. The investment consists of 17 double gas 40" pizza ovens with good in-place value and a useful life far in excess of the 36 month term. The company has a strong track record and the operational backing of its franchisor.

Performance

Through June 30, 2017, we admitted 142 Limited Partners with total capital contributions of $7,236,856 resulting in the sale of 723,685.56 Units. We received cash contributions of $6,888,526 and applied $348,330 which would have otherwise been paid as sales commission to the purchase of 34,833.01 additional Units. During the period ended June 30, 2017, we paid an underwriting fee to Securities totaling $52,504.

Our revenue for the three months ended June 30, 2017 is summarized as follows:

	Three Months Ended June 30, 2017 (unaudited)
Revenue:	
Rental income	$ 27,256
Finance income	18,407
Interest income	822
Other income	179
Total Revenue	$ 46,664

For the three months ended June 30, 2017, we earned $27,256 in rental income from five operating leases of pizza ovens equipment. We received monthly lease payments of approximately $87,200 and recognized $18,407 in finance income from two finance leases during the same period. We also recognized $822 in interest income which was generated by two collateralized loans receivable. As we acquire finance leases and operating leases, and as we participate in additional financing projects, we believe our revenue will grow significantly during 2017.

Performance

Our expenses for the three months ended June 30, 2017 are summarized as follows:

		Three Months Ended June 30, 2017 (unaudited)
Expenses:		
Management fees - Investment Manager	$	187,500
Depreciation		23,897
Professional fees		43,001
Administration expense		34,179
Other expenses		600
Total Expenses	$	289,177

For the three months ended June 30, 2017, we incurred $289,177 in total expenses. We paid $187,500 in management fees to our Investment Manager during the three months ended June 30, 2017. We pay our Investment Manager a management fee during the Operating Period and the Liquidation Period equal to the greater of, (i) 2.5% per annum of the aggregate offering proceeds, payable monthly in advance or (ii) $62,500 per month. We recognized $23,897 in depreciation expense and $34,179 in administration expense. We also incurred $43,001 in professional fees, which were mostly comprised of fees related to compliance with the rules and regulations of the SEC. As the size and complexity of our activities grow, we expect that our professional fees will increase accordingly.

Net Loss

As a result of the factors discussed above, we reported a net loss for the three months ended June 30, 2017 of $242,513.

Our General Partner anticipates that during our early years, income taxes on distributions to you and to our other limited partners will be, to an extent, tax-deferred by operating losses and depreciation deductions available from the portion of our equipment leased to third party end users under our operating leases, but not under its full payout leases or other investments.[1]

[1] From Q&A section on page XIII of the SQN Asset Income Fund V, L.P. Prospectus

Distributions

During our Operating Period, we intend to pay cash distributions on a quarterly basis to our Limited Partners at 1.5% per quarter, the equivalent rate of 6.0% per annum, of each Limited Partners' capital contribution (pro-rated to the date of admission for each Limited Partner). The current distribution was increased to a rate of 1.625% per quarter, the equivalent of 6.5% per annum.

The amount and rate of cash distributions could vary and are not guaranteed. During the six months ended June 30, 2017, we declared and accrued quarterly distributions to our Limited Partners totaling approximately $146,420 which resulted in a distributions payable to Limited Partners of $90,157 at June 30, 2017.

The Partnership did not make a cash distribution to the General Partner during the six months ended June 30, 2017 and accrued $1,464 for distributions due to the General Partner which resulted in distributions payable to the General Partner of $1,865 at June 30, 2017.

Financial Statements

Balance Sheet	June 30, 2017	Period Ended December 31, 2016
Assets		
Cash and cash equivalents	$ 2,882,868	$ 1,180,918
Restricted cash	-	70,200
Investments in finance leases, net	791,169	926,751
Investments in equipment subject to operating leases, net	270,924	318,703
Collaterized loans receivable, including accrued interest of $762 and $0	1,315,406	-
Other Assets	368,598	-
Total Assets	$ 5,628,965	$ 2,496,572
Liabilities and Partners' Equity		
Liabilities:		
Accounts payable and accrued liabilities	$ 58,134	$ 90,602
Loan payable	-	1,000
Other liability	510,274	-
Distributions payable to Limited Partners	90,157	40,088
Distributions payable to General Partner	1,865	401
Subscriptions received in advance	-	70,173
Deferred revenue	35,800	11,647
Total Liabilities	696,230	213,911
Partners' Equity (Deficit):		
Limited Partners	4,942,816	2,285,710
General Partner	(10,081)	(3,049)
Total Equity	4,932,735	2,282,661
Total Liabilities and Partners' Equity	$ 5,628,965	$ 2,496,572

Financial Statements

Statement of Operations

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017	
Revenue				
Rental income	$	27,256	$	54,512
Finance income		18,407		38,711
Interest income		822		822
Other income		179		400
Total Revenue	$	46,664	$	94,445
Expenses				
Management fees - Investment Manager		187,500		375,000
Depreciation		23,897		47,779
Professional fees		43,001		132,776
Administration expense		34,179		95,079
Other expenses		600		600
Total Expenses		289,177		651,234
Net loss		(242,513)		(556,789)

Financial Statements

Statement of Operations (cont.)		Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
Expenses cont.				
Net loss attributable to the Partnership				
Limited Partners	$	(240,088)	$	(551,221)
General Partner		(2,425)		(5,568)
Net loss attributable to the Partnership	$	(242,513)	$	(556,789)
Weighted average number of limited partnership interests outstanding		553,840.13		259,598.89
Net loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding	$	(0.43)	$	(2.12)

Statement of Changes in Partners' Equity
For the Six Months Ended June 30, 2017

	Limited Partnership Interests		Total Equity		General Partner		Limited Partners
Balance, January 1, 2017	332,548.10	$	2,282,661	$	(3,049)	$	2,285,710
Partners' capital contributions	391,137.46		3,911,375		-		3,911,375
Offering expenses	-		(284,058)		-		(284,058)
Underwriting fees	-		(271,570)		-		(271,570)
Net loss	-		(556,789)		(5,568)		(551,221)
Distributions to partners	-		(147,884)		(1,464)		(146,420)
Redemption of initial Limited Partners' contributions	-		(1,000)		-		(1,000)
Balance, March 31, 2017	723,685.56	$	4,932,735	$	(10,081)	$	4,942,816

Financial Statements

Statement of Cash Flows

	For the Six Months Ended June 30, 2017
Cash flows used in operating activities:	
Net loss	$ (556,789)
Adjustments to reconcile net loss to net cash used in operating activities:	
Finance income	(38,711)
Accrued interest income	(762)
Depreciation	47,779
Change in operating assets and liabilities:	
Minimum rents receivable	174,293
Other Assets	(368,598)
Accounts payable and accrued liabilities	(32,641)
Deferred revenue	24,153
Other liability	510,274
Net cash used in operating activities	(241,002)
Cash flows from investing activities:	
Cash paid for collateralized loans receivable	(1,353,727)
Cash received from collateralized loans receivable	39,083
Net cash used in investing activities	(1,314,644)

Financial Statements

Statement of Cash Flows (cont.)

	For the three Months Ended March 31, 2017
Cash flows from financing activities:	
Repayments of loan payable	(1,000)
Cash received from Limited Partner capital contributions	3,724,776
Cash received from restricted cash	70,200
Cash paid for Limited Partner distributions	(96,351)
Cash paid for Initial Limited Partners contribution redemption	(1,000)
Cash paid for underwriting fees	(154,971)
Cash paid for offering costs	(284,058)
Net cash provided by financing activities	3,257,596
Net increase in cash and cash equivalents	1,701,950
Cash and cash equivalents, beginning of period	1,180,918
Cash and cash equivalents, end of period	$ 2,882,868
Supplemental disclosure of other cash flow information:	
Cash paid for interest	$ -
Supplemental disclosure of non-cash investing and financing activities:	
Offering expenses paid by Investment Manager	$ 284,058
Units issued as underwriting fee discount	$ 116,599

Forward Looking Statements

Certain statements within this Quarterly Report on Form 10-Q may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact.

They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as "may," "will," "could," "anticipate," "believe," "estimate," "expect," "intend," "predict," "continue," "further," "seek," "plan," or "project" and variations of these words or comparable words or phrases of similar meaning.

These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of the quarter or year, respectively. It contains financial statements, detailed sources and uses of cash, and explanatory notes. Please access these reports by:

Visiting: www.sqnfundv.com

Or

Visiting: www.sec.gov

Administration:

Registered Office
160 Greentree Drive, Suite 101, Dover, DE 19904

Registered Agent
National Registered Agents, Inc.

Investment Manager
SQN Investment Advisors, LLC, 100 Arboretum Drive
Suite 105, Portsmouth, NH 03801

Auditor
Baker Tilly Virchow Krause, LLP, One Penn Plaza
Suite 3000, New York, NY 10119